EXHIBIT 10.51

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”) dated as of November 30, 2006 by and between Post Advisory Group, L.L.C., a Delaware limited liability company (its successors and assigns and any other financial institution reasonably acceptable to the Mezzanine Investors, the “Collateral Agent”) for the benefit of the Mezzanine Investors (as defined in the Investor Rights Agreement, defined below) (the “Mezzanine Investors”) and EquityCo, L.L.C., a Nevada limited liability company, having an office at 3667 Las Vegas Boulevard South, Las Vegas, NV 89109 (“Pledgor”).

BACKGROUND TO THE AGREEMENT

Pledgor, MezzCo, L.L.C., a Nevada limited liability company and subsidiary of the Pledgor (the “Company”) and the Securityholders named therein have entered into or are entering into that certain Amended and Restated Investor Rights Agreement dated as of November 30, 2006 (as amended, modified, restated or supplemented from time to time, the “Investor Rights Agreement”) which agreement sets forth certain rights and obligations with respect to the Warrants (as defined in the Investor Rights Agreement) (the “Warrants”).

In order to induce the Mezzanine Investors to consummate the transactions contemplated by the Restructuring Documents (as such term is defined in that certain Restructuring Agreement (the “Restructuring Agreement”), dated as of the date hereof, by and among Pledgor, the Company and the Securityholders described therein) (the “Restructuring Documents”), Pledgor has agreed to pledge and grant a security interest to Collateral Agent for the ratable benefit of the Mezzanine Investors in the Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

All capitalized terms used herein which are not defined shall have the meanings given to them in the Investor Rights Agreement.

2.             Pledge and Grant of Security Interest.

To secure the full and punctual payment and performance of the Put Right (as defined in the Warrants), including any obligation under the Put Notes (as defined in the Warrants) and the termination or satisfaction of the Put Right (the “Warrant Obligations”), Pledgor hereby pledges and grants at first priority security interest to Collateral Agent for the ratable benefit of the Mezzanine Investors in all of its right, title and interest in and to all of the following (the “Collateral”):

(a)           the membership interests of the Company set forth on Schedule A annexed hereto and expressly made a part hereof (the “Pledged Interests”), (including the certificate or other instrument representing the Pledged Interests), together with all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests; and

(b)           all additional membership interests of any issuer of the Pledged Interests (the “Issuer”) from time to time acquired by the Pledgor in any manner, including, without limitation, dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of membership interests, splits, spin-offs or split-offs (which additional membership interests shall be deemed to be part of the Collateral, whether or not represented by a certificated security or other instrument), and the certificates or other instruments representing such additional membership interests, if any, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests; and

(c)           all options and other Equity Interests of the Issuer, whether as an addition to, in substitution of or in exchange for the Pledged Interests.

Notwithstanding the foregoing, the pledge and grant of the security interest herein above shall become effective immediately upon the satisfaction of the condition set forth in Section 23(d)(i) hereof.

3.             Delivery of Collateral; Acknowledgement by Issuer; Distributions.

(a)           Delivery of Collateral.  The Pledgor shall cause each certificate evidencing the Pledged Interests to be delivered to the Collateral Agent’s Custodian (defined below) in the State of Nevada as directed in writing by the Collateral Agent, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.  Pledgor hereby authorizes the Issuer upon written demand by Collateral Agent to deliver any certificates or other distributions of Equity Interests issued by the Issuer to Pledgor evidencing or constituting Collateral directly to Collateral Agent, in each case to be held and applied by Collateral Agent or its Custodian in accordance with the terms hereof and applicable Gaming Laws.  Collateral Agent agrees to hold (or cause its Custodian to hold) all certificates evidencing the Collateral within the State of Nevada at all times during the team of this Agreement.  Upon the occurrence and during the continuance of any Event of Default (as defined in Section 7 hereof), subject to the Gaming Laws and the requirements of the Gaming Authorities, Collateral Agent shall have the right, at any time in its discretion and without prior notice to the Pledgor, to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Interests.  In addition, Collateral Agent shall have the right at any time to require the Pledged Interests to be certificated (if not already certificated or evidenced by an existing instrument), or to exchange existing certificates or instruments representing or evidencing Pledged Interests (if any) for certificates or instruments of smaller or larger denominations.  As used herein, “Custodian” shall mean, subject to the requirements of applicable Gaming Laws, any Person appointed by the Collateral Agent, subject to approval by the Mezzanine Investors, to be the custodian in the State of Nevada of any certificates representing the Pledged Interests.

(b)           Acknowledgement and Covenants by Issuer.  Issuer hereby acknowledges and agrees that (i) the Pledged Interests have been pledged to Collateral Agent for the ratable benefit of the Mezzanine Investors in connection with the Restructuring Documents and the transactions contemplated thereunder and (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any Event of Default with respect to the Pledged Interests issued by Issuer.

(c)           Distributions.  Subject to Section 3(a) and Section 6 hereof, the Pledgor shall be permitted to (i) receive, retain and utilize distributions on the Pledged Interests made by the Issuer for any purpose not prohibited by the Investor Rights Agreement.

4.             Representations and Warranties of Pledgor.

Pledgor represents and warrants to Collateral Agent on the Effective Date (as hereinafter defined) that:

(a)           Pledgor has the necessary limited liability company power and authority to enter into this Agreement, to pledge the Collateral for the purposes described herein and to carry out the transactions contemplated by this Agreement.

(b)           The execution, delivery and performance by Pledgor of this Agreement and the pledge of the Collateral hereunder have been (i) duly and properly authorized by all necessary limited liability company action and (ii) do not and will not result in any violation of any material agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor.

(c)           This Agreement constitutes the legal, valid and binding obligation of Pledgor and is enforceable against Pledgor in accordance with its terms.

(d)           Pledgor is the direct and beneficial owner of all of the Pledged Interests.

(e)           All of the Pledged Interests have been validly issued or pledged to Pledgor and otherwise created.

(f)            This Agreement creates and grants a valid first priority Lien on and a security interest in the Collateral and the proceeds thereof, subject to no prior Lien, other than (i) Liens created under this Agreement and (ii) inchoate tax liens on Equity Interests arising by operation of state law (collectively, “Permitted Liens”).

(g)           Except for the restrictions on transfers required pursuant to the Gaming Laws and restrictions expressly set forth in the Investor Rights Agreement, there are no restrictions on the transfer of the Pledged Interests contained in the articles of organization or operating agreement of the Issuer pursuant to this Agreement which have not otherwise been enforceably and legally waived by the necessary parties.

(h)           None of the Pledged Interests has been issued or transferred by Pledgor in violation of the Gaming Laws or any securities laws of any jurisdiction to which such issuance or transfer may be subject.

(i)            There are no pending or, to Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which could reasonably be expected to materially adversely affect the aggregate value of the Collateral.

(j)            Except for the required notices to, filings with and consents, authorizations and approvals from the Commission pursuant to the Gaming Laws and other consents, notices and filings specified in Schedule C attached hereto, no consent, approval or authorization of any Person and no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required by the Pledgor either (i) to perfect the security interest of the Collateral Agent in the Collateral pursuant to this Agreement (except for the filing of a Uniform Commercial Code financing statement with the Secretary of State of the State of Nevada to perfect the Collateral Agent’s security interest in the Collateral) or for the execution, delivery or performance of the Pledgor of this Agreement or (ii) for the exercise by the Collateral Agent of the voting or other rights or the remedies in respect of the Collateral provided for pursuant to this Agreement, except as may be required under any applicable securities laws relating to the offer and sale of securities generally in connection with the sale or other disposition of the Collateral.

(k)           The Pledged Interests constitute one hundred percent (100%) of the issued and outstanding membership interests of the Issuer, as set forth on Schedule A annexed hereto.

(l)            Except as set forth on Schedule B, as of the date hereof, there are no existing options or warrants (other than the Warrants described in the Investor Rights Agreement) or other Equity Interests evidencing any Pledged Interests and no indebtedness or securities convertible into any Pledged Interests.

(m)          The Pledgor will, at all times, cause the Issuer to provide in its operating agreement or other applicable organizational document that all Pledged Interests of the Issuer will be “securities” under Article 8 of the Uniform Commercial Code of the State of Nevada.

(n)           None of the Pledged Interests will constitute “uncertificated securities” as defined in Article 8 of the Uniform Commercial Code of the State of New York (the “New York UCC”).

The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

5.             Covenants.

Until such time as all of the Warrant Obligations have been paid and performed in full (including the termination or satisfaction of the Put Right), Pledgor shall:

(a)           Not sell, assign, transfer, convey, hypothecate or otherwise dispose of any part of the Collateral or any of its rights or interest in or to the Collateral, except any issuances permitted by Sections 5(e) hereof; nor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than Permitted Liens.

(b)           At Pledgor’s sole cost and expense, defend Collateral Agent’s right, title and security interest in and to the Collateral against the claims of any Person and keep the Collateral free from all Liens, except for Permitted Liens.

(c)           At any time, and from time to time, upon the written request of Collateral Agent, execute and deliver such further documents and do such further acts and things as Collateral Agent may reasonably request in order to effect the purposes of this Agreement including, but without limitation, and subject to all applicable laws, the Gaming Laws and the requirements of the Nevada Gaming Authorities, delivering to Collateral Agent upon the occurrence and during the continuance of any Event of Default, subject to the application of the irrevocable proxies in respect of the Collateral in form satisfactory to Collateral Agent.  Subject to the requirements of the Gaming Authorities and applicable laws, this Agreement hereby constitutes Pledgor’s proxy to Collateral Agent or its nominee to vote all membership interests (at the direction and on behalf of the Majority Holders) arising from ownership of the Collateral then registered in Pledgor’s name upon the occurrence and during the continuance of any Event of Default.

(d)           Within two (2) Business Days of receipt thereof by Pledgor, deliver to Collateral Agent all notices and statements which contain material information pertaining to the security interest of the Collateral Agent in the Collateral or its rights and remedies hereunder.

(e)           Without the prior written consent of the Majority Holders, not consent to, approve or permit the issuance by the Issuer of (i) any additional membership interests or other Equity Interests of the Issuer; (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such membership interests; or (iii) any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire any such membership interests, except, in each case, for any issuances to Pledgor of any of the foregoing Equity Interests made in exchange for capital contributions from Pledgor to the Issuer pursuant to Section 7.1 of the Investor Rights Agreement.

6.             Voting Rights and Dividends.

In addition to Collateral Agent’s rights and remedies set forth in Section 8 hereof, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall be entitled, subject to the Gaming Laws and the requirements of the Nevada Gaming Authorities and only until such Event of Default is cured or waived, (a) to vote the Collateral, (b) to give consents, waivers and ratifications in respect of the Collateral (Pledgor hereby irrevocably constituting and appointing Collateral Agent, with full power of substitution, the proxy and attorney-in-fact of Pledgor for such purposes) and (c) to collect and receive and apply to the outstanding  cash dividends and other distributions constituting Collateral and apply them to the Warrant Obligations in accordance with the Investor Rights Agreement.  Pledgor shall not be permitted to exercise or refrain from exercising any voting rights or other powers in respect of the Collateral if, in the reasonable judgment of Collateral Agent acting in good faith, such action would have a material adverse effect on the aggregate value of the Collateral.  Upon the occurrence and during the continuation of an Event of Default, subject to the Gaming Laws and the requirements of the Nevada Gaming Authorities, all dividends and all other distributions constituting any of the Collateral, whenever paid or made, shall be delivered to Collateral Agent to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

7.             Events of Default.

The term “Event of Default” wherever used herein shall include (i) any breach of any term, representation, warranty or covenant of this Agreement and (ii) any failure to perform or satisfy the Warrant Obligations (until such time as each such Event of Default is cured or waived).  Following the occurrence and during the continuance of an Event of Default, Pledgor shall use commercially reasonable efforts in cooperating with, and not in any manner oppose any actions taken by or on behalf of, the Collateral Agent in connection with the enforcement of its rights and remedies hereunder conducted in a manner that does not violate applicable laws (including Gaming Laws), the efforts of Collateral Agent in obtaining all approvals from the Gaming Authorities or any other Governmental Authority that are required by law for or in connection with any action or transaction, which may be taken by the Collateral Agent under this Agreement or by Article 9 of the New York UCC and, at Collateral Agent’s request after and during the continuance of an Event of Default, to prepare, sign and file with the Nevada Gaming Authorities the transferor’s portion of any application or applications for consent to the transfer of control thereof necessary or appropriate under applicable Gaming Laws for approval of any sale or transfer of the Pledged Interests pursuant to the exercise by the Collateral Agent on behalf of the Mezzanine Investors of any  remedies hereunder and under the Restructuring Documents and the enforcement by the Collateral Agent on behalf of the Mezzanine Investors of any other rights or remedies hereunder.

8.             Remedies.

Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Mezzanine Investors and subject to Gaming Laws and the requirements of the Nevada Gaming Authorities applicable to the exercise by the Collateral Agent of its rights and remedies hereunder, shall, at the request of the Majority Holders:

(a)           Demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any part thereof);

(b)           Transfer any or all of the Collateral into its name for the benefit of the Mezzanine Investors, or into the name of its nominee or nominees;

(c)           Exercise all rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any membership interests constituting the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

(d)           Subject to the requirements of applicable laws, the Gaming Laws and the requirements of the Nevada Gaming Authorities, sell, assign and deliver to any Person, the whole or, from time to time, any part of the Collateral at the time held by Collateral Agent, at any private or public sale or auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable laws and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as are reasonably acceptable to the Majority Holders, in each case, in accordance with applicable laws.

To the fullest extent permitted by Applicable Law, the Gaming Laws and the requirements of the Nevada Gaming Authorities, Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder.  At any such sale, unless expressly prohibited by applicable laws (including the Gaming Laws and the requirements of the Nevada Gaming Authorities), and subject to Sections 9 and 10 hereof, Collateral Agent may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption.  All moneys received by Collateral Agent hereunder whether upon sale of the Collateral or any part thereof or otherwise shall be held by Collateral Agent and applied by it as provided in Section 11 hereof.  No failure or delay on the part of Collateral Agent in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder.  Subject to the Gaming Laws and the requirements of the Nevada Gaming Commission, Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 11 hereof and comply with the applicable provisions of applicable laws.  Collateral Agent may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Warrant Obligations.  In addition to the foregoing, Collateral Agent shall have all of the rights, remedies and privileges of a secured party under applicable laws regardless of the jurisdiction in which enforcement hereof is sought.

9.             Registration Rights; Public Sale.  If upon the occurrence and during the continuation of an Event of Default the Majority Holders shall instruct the Collateral Agent to exercise their right to sell any or all of the Pledged Interests pursuant to this Agreement, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Interests, or that portion thereof to be sold, and registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), subject to applicable Gaming Laws and the express requirements of the Nevada Gaming Authorities, the Pledgor will cause the Issuer upon receipt of a written request of the Collateral Agent to (i) execute and deliver, and cause the managers, directors, officers and members, as applicable, of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register the Pledged Interests, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Interests, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, and in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Pledgor agrees to cause the Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate, and to make available to the Mezzanine Investors, as soon as practicable, an earning statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

10.           Private Sale; Further Assurances

(a)           Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may desire to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment, and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale, and notwithstanding such current circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner provided that such private sale does not violate applicable laws.  The Collateral Agent may take any measures deemed necessary by the Collateral Agent, in its reasonable discretion, to comply with any requirement, limitation or restriction under any applicable securities laws (including the Securities Act) in connection with such sale as it may be reasonably advised by counsel is required in order to avoid any violation of any such applicable securities laws (including, without limitation, compliance with procedures under applicable securities laws (if any) that may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Interests).  At or before any private sale, the Collateral Agent may require that prospective bidders establish, to the Collateral Agent’s reasonable satisfaction, that they are investors which qualify as purchasers of the Pledged Interests under the Securities Act, any other applicable securities laws or any exemption thereunder.  The Collateral Agent shall be under no obligation to delay a sale or any of the Pledged Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)           Pledgor agrees to use its commercially reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such public or private sale of all or any portion of the Pledged Interests pursuant to this Agreement valid and binding and in compliance with any and all other applicable requirements of law, the Gaming Laws, and the requirements of the Nevada Gaming Authorities.  Pledgor further agrees that a breach of any of the covenants contained in either Section 9 or Section 10 of this Agreement will cause irreparable injury to the Collateral Agent and the Mezzanine Investors, that the Collateral Agent and the Mezzanine Investors have no adequate remedy at law in respect of such breach, and, as a consequence, that each and every covenant contained in Section 9 and Section 10 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that (i) no Event of Default has occurred or (ii) the exercise by the Collateral Agent of its rights and remedies violated the terms of this Agreement or applicable laws.

(c)           If notice of disposition is required by applicable laws be given, such notice shall be sufficient and commercially reasonable if given to the Pledgor by or on behalf of the Collateral Agent at least ten (10) days prior to the proposed disposition.

(d)           The Collateral Agent may, on the request of the Majority Holders,  purchase any or all of the Pledged Interests sold at any public sale or, to the extent permitted by applicable laws, at any private sale.

(e)           The Collateral Agent shall not be obligated to make any sale pursuant to any notice given and may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be resumed upon notice to the Pledgor at any time and place to which the same may be so adjourned in a commercially reasonable manner.

(f)            At any sale, the Collateral Agent shall have the right to transfer to the purchaser thereof the Pledged Interests sold.

(g)           At any sale, the Pledged Interests may be sold in one lot as an entirety or in separate portions, as the Majority Holders may reasonably determine in good faith and in a commercially reasonable manner.

11.           Proceeds of Sale.

Subject to the Gaming Laws and the requirements of the Nevada Gaming Authorities, the proceeds of any collection, recovery, receipt, appropriation, realization, disposition or sale of the Collateral following the occurrence and during the continuance of an Event of Default shall be applied by Collateral Agent as follows:

(a)           First, to the payment of all reasonable costs, expenses and charges of Collateral Agent and to the reimbursement of Collateral Agent for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of any of the Collateral (including, without limitation, the expenses of any sale or other proceeding, the expenses of any taking, reasonable attorneys’ fees and expenses, court costs, any other fees or expenses reasonably incurred or expenditures or advances made by Collateral Agent and the Mezzanine Investors in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the rate prescribed in the Warrants as the  Default Rate from the date of payment.

(b)           Second, to the payment of the other Warrant Obligations, in whole or in part, in accordance with the Warrants.

(c)           Third, to such Persons (if any) as required by Section 9-615(a)(3) of the New York UCC.

(d)           Fourth, to the extent of any surplus thereafter remaining, to Pledgor or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Warrant Obligations, Pledgor shall be liable for the deficiency plus the reasonable costs and fees of any attorneys employed by Collateral Agent and/or the Mezzanine Investors to collect such deficiency.

12.           Waiver of Marshaling.

Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

13.           Collateral Agent Appointed Attorney-In-Fact and Performance by Collateral Agent.

Upon the occurrence and during the continuance of an Event of Default, and subject to the Gaming Laws, the requirements of the Nevada Gaming Authorities, Pledgor hereby irrevocably constitutes and appoints Collateral Agent as Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments evidencing or pertaining to the Collateral and to do in Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of Pledgor, which Pledgor could or might do or which Collateral Agent may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into Collateral Agent’s name for the benefit of and to be held in trust for the Mezzanine Investors.  Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable.  If Pledgor fails to perform any agreement herein contained, Collateral Agent, at the request of the Majority Holders, may itself perform or cause performance thereof, and any reasonable costs and expenses of Collateral Agent incurred in connection therewith shall be paid by Pledgor as provided in Section 24 hereof.

14.           Termination; Further Assurances.

This Agreement shall terminate upon the payment and performance in full of all the Warrant Obligations to the Mezzanine Investors (including, the termination or satisfaction of the Put Right (as defined in the Warrants) in accordance with the terms of the Warrants).  Upon such termination, the Collateral Agent shall promptly return, at Pledgor’s expense, such Collateral as has not theretofore been sold, disposed of or otherwise applied pursuant to this Agreement and shall execute and deliver, at the Pledgor’s expense, any instruments, agreements and other documents reasonably requested by the Pledgor to terminate any Liens of the Collateral Agent on any of the Collateral.

15.           Concerning Collateral Agent.

The recitals of fact herein shall be taken as statements of Pledgor for which Collateral Agent assumes no responsibility.  Collateral Agent makes no representation to anyone as to the value of the Collateral or any part thereof or as to the validity or adequacy of the security afforded or intended to be afforded thereby or as to the validity of this Agreement.  Collateral Agent shall be protected in relying upon any notice, consent, request or other paper or document believed by it to be genuine and correct and to have been signed by a proper person.  The permissive rights of Collateral Agent hereunder shall not be construed as duties of Collateral Agent.  Collateral Agent shall be under no obligation to take any action toward the enforcement of this Agreement or rights or remedies in respect of any of the Collateral.  Collateral Agent shall not be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be within the power or discretion conferred upon it by this Agreement.

16.           Notices.

Any notice or other communication (“Notice”) may be given to Pledgor or to Collateral Agent at their respective addresses set forth below.  Any Notice, request, demand, direction or other communication to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., email) or facsimile transmission.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names hereof.  Any Notice shall be effective:

(a)           In the case of hand-delivery, when delivered;

(b)           If given by mail, five (5) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)           In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)           In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)           In the case of electronic transmission, when actually received;

(f)            If given by any other means (including by overnight courier), when actually received.

If to Collateral Agent:

Post Advisory Group, L.L.C.
11755 Wilshire Boulevard Suite 1400
Los Angeles, CA 90025
Attention: Carl Goldsmith
Telephone: (310) 996-9600
Telecopier: (310) 996-9669

with a copy to:	Proskauer Rose LLP
One International Place
Boston, MA 02110
Attention: Stephen A. Boyko, Esq.
Telecopier: (617) 526-9899

If to Pledgor:	EquityCo, L.L.C.
c/o OpBiz, L.L.C.
3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Joshua Revitz c/o Debbie Faint
Telecopier No.: (702) 785-5080

with a copy to:	Greenberg Traurig LLP
200 Park Avenue
New York, New York 10166
Attention: Joseph Kishel, Esq.
Telecopier No.: (212) 801-6400

17.           Governing Law.

This Agreement and all rights and obligations hereunder shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York. Notwithstanding the foregoing, matters of law in this Agreement that are related to gaming in Nevada shall be governed by the Nevada Gaming Control Act (NRS Chapter 463)(the “Act”) and the regulations (the “NGC Regulations” and together with the Act collectively the “Gaming Laws”) of the Nevada Gaming Commission (the “Commission”) as enforced by the State Gaming Control Board (the “Board” and together with the Commission collectively the “Nevada Gaming Authorities”) in their current form and as they may hereafter be amended from time to time.

18.           Waivers.

(a)           EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION

HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(b)           To the fullest extent permitted by Applicable Law, Pledgor waives any rights to interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between and among Collateral Agent, the Mezzanine Investors, and/or Pledgor with respect to Pledgor’s obligations under this Agreement which arise from or relate to (i) the failure of consideration, enforceability (except for any such defense or counterclaim arising or existing with respect to Section 23(d)), payment (other than the indefeasible cash payment of the Warrant Obligations), statute of limitations, accord and satisfaction, usury or (ii) the exercise by the Collateral Agent of its rights and remedies hereunder in accordance with this Agreement and applicable laws.

(c)           Pledgor waives any and all rights to demand for payment and any right to notice of the exercise of any of the rights or remedies by or on behalf of the Collateral Agent including with respect to any sale or disposition of Collateral or of any default, except to the extent expressly provided herein.

19.           Jurisdiction.

EACH OF THE PLEDGOR AND THE COLLATERAL AGENT EXPRESSLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT.  EACH OF THE PLEDGOR AND THE COLLATERAL AGENT FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED IN THE MANNER PROVIDED IN SECTION 16 HEREOF.  EACH OF THE COLLATERAL AGENT AND THE PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY SUCH ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

20.           No Waiver; Cumulative Remedies.

Any and all of Collateral Agent’s and the Mezzanine Investors’ rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by Collateral Agent and the Mezzanine Investors in reference to any of the Warrant Obligations.  Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if Pledgor had expressly agreed thereto in advance.  No failure on the part of Collateral Agent or the Mezzanine Investors to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by Collateral Agent and the Mezzanine Investors preclude any other or further exercise thereof or the exercise of any right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

21.           Severability.

In case any security interest or other right of Collateral Agent and/or the Mezzanine Investors shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other security interest or other right, privilege or power granted under this Agreement.  In the event that any provision of this Agreement or the application thereof to Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

22.           Counterparts; Facsimiles.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

23.           Miscellaneous.

(a)           This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and neither this Agreement nor any term hereof may be changed, discharged or terminated orally, but only by an instrument in writing, signed by Collateral Agent and Pledgor.  No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(b)           This Agreement shall be binding upon Pledgor, and Pledgor’s successors and permitted assigns, and shall inure to the benefit of Collateral Agent, the Mezzanine Investors and their successors and permitted assigns.  Neither this Agreement nor any rights or obligations of the Pledgor or any of the Pledgor’s successors and assigns may be assigned without the express written consent of the Collateral Agent.  The term “Collateral Agent”, as used herein, shall include any successor or assign of Collateral Agent at the time entitled to the pledged interest in the Collateral.

(c)           The headings and captions in this Agreement are for purposes of reference only and shall not constitute part of this Agreement for any other purpose.

(d)           Pledgor and Collateral Agent further agree that:

(i)            This Agreement and the transactions, rights, obligations contemplated hereunder shall not be effective in any respect until the date on which the Agreement is approved in writing by the Commission a (the “Effective Date”).  A copy of such approval shall be delivered to the Pledgor;

(ii)           Notwithstanding approval by the Commission pursuant to paragraph (d)(i), other approvals may be required before certain transactions relating to this Agreement may occur, including, but not limited to, the following:

(1)           Any re-registration or action similar to re-registration of the Pledged Interests must be approved in advance by the Nevada Gaming Authorities in accordance with NRS 463.510 and NGC Regulation 8A.040;

(2)           Any foreclosure, sale, transfer, or other disposition of the Pledged Interests, including surrender of possession by the Custodian of the certificates evidencing the Pledged Interests, must be approved in advance by the Commission in accordance with NRS 463.510 and NGC Regulation 8A.020 and 8A.030, and shall not be effective unless so approved; and

(3)           Pursuant to NGC Regulation 8A.040, the payment or receipt of any money or other thing of value constituting any part of the consideration for the transfer or acquisition of the Pledged Interests must be approved in advance by the Commission and the Board, except that such consideration may be placed in escrow pending the necessary approvals;

(4)           Any amendment to this Agreement; and

(e)           Notwithstanding any term or provision in this Agreement or any other Transaction Document, the certificate(s) representing the Pledged Interests shall at all times remain physically within the State of Nevada with the Collateral Agent or its Custodian at a location designated to the Board and shall be made available by the Collateral Agent for inspection by employees or agents of the Board immediately upon request during normal business hours.

24.           Expenses.

The Collateral shall also secure, and Pledgor shall pay to Collateral Agent on demand, from time to time, all reasonable out-of-pocket costs and expenses (including but not limited to, reasonable attorneys’ fees of one legal counsel to the Mezzanine Investors and one Nevada counsel to the Mezzanine Investors) and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Collateral Agent and the Mezzanine Investors under this Agreement or with respect to any of the other Restructuring Documents.

25.           Recapture.

Anything in this Agreement to the contrary notwithstanding, if Collateral Agent and/or the Mezzanine Investors receive any payment or payments on account of the Warrant Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential or otherwise set aside by any Governmental Authority and/or required by any Governmental Authority to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by Collateral Agent and/or the Mezzanine Investors, Pledgor’s obligations to Collateral Agent and the Mezzanine Investors shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Collateral Agent, which payment shall be due on demand.

26.           Gaming Laws and Gaming Authorities.   The exercise of all rights, remedies, powers and privileges of the Collateral Agent and the Mezzanine Investors hereunder are subject to all applicable Gaming Laws and applicable requirements of Gaming Authorities.

27.           Acknowledgment of Issuer.   The acknowledgment of the Company to this Agreement is made solely for the purposes of acknowledging Section 3(b) hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

EQUITYCO, L.L.C.
a Nevada limited liability company

By:
Name: Douglas Teitelbaum
Title: Manager

POST ADVISORY GROUP, L.L.C., as Collateral Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

AGREED AND ACKNOWLEGED:

MEZZCO, L.L.C.
a Nevada limited liability company

By:	Equity Co, L.L.C.,
a Nevada limited liability company
its sole member

By:
Name: Douglas Teitelbaum
Title: Manager

SCHEDULE A

PLEDGED INTEREST

Equity	Percentage of Pledgor’s interests in Equity pledged	Certificate No.
MezzCo, L.L.C.	100%	1

SCHEDULE B

OPTIONS AND WARRANTS

None.

SCHEDULE C

ADDITIONAL NOTICES AND FILINGS

None.